www.cassinfo.com | ©2026 Cass Information Systems | Earnings Supplement First Quarter 2026

www.cassinfo.com | ©2026 Cass Information Systems | Forward-Looking Information All statements other than statements of historical fact included in this release, including without limitation the Company’s future prospects and performance, the business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” and variations of these terms and similar expressions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described below and in Part I, Item 1A, “Risk Factors” of our most recent Annual Report. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to the Company’s operating performance, including inflation, changes in interest rates, changes in energy prices, supply chain disruptions, financial institution disruptions, geopolitical conflicts, public health emergencies and declines in consumer confidence and discretionary spending; the Company’s ability to compete with its competitors and increase market share; the Company’s ability to maintain compliance with rules and regulations applicable to our business operations and industry; increased regulatory examination scrutiny or new regulatory requirements; whether the Company’s customers continue to utilize its payment processing and related services; unfavorable developments concerning customer credit quality; risk associated with lending concentrations including, but not limited to, faith- based ministries and franchise restaurants; liquidity risk; and risks associated with cyber-attacks and data breaches. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements. 2

www.cassinfo.com | ©2026 Cass Information Systems | • Net income and diluted earnings per share of $8.8 million and $0.67, respectively. • Adjusted net income and adjusted diluted earnings per share from continuing operations of $8.7 million and $0.66, increases of 23.7% and 26.9% compared to 1Q2025. • Increase in net interest margin to 3.95%, compared to 3.75% in 1Q2025 • Increase in facility dollar volumes of 7.4%, compared to 1Q2025. • Personnel expense levels flat compared to 1Q2025 as a result of ongoing automation and efficiency initiatives. • Continued strong asset quality with no loan charge-offs and an allowance for credit losses to loans ratio of 1.27%. In addition, reduced nonperforming loans by $3.9 million, or 55.1%, compared to December 31, 2025. • Repurchased 64,802 shares of Company stock at a weighted average price of $44.34. Q1 2026 Financial Highlights 3

www.cassinfo.com | ©2026 Cass Information Systems | Core Earnings Metrics $7.1M $8.7M Q1'25 Q1'26 $0.52 $0.66 Q1'25 Q1'26 ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (1) ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (1) (1) Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this presentation. $9.0M $8.8M Q1'25 Q1'26 NET INCOME $0.66 $0.67 Q1'25 Q1'26 DILUTED EPS 4

www.cassinfo.com | ©2026 Cass Information Systems | The change in processing fees quarter to quarter is generally correlated to transportation and facility invoice volumes. Processing fees declined 4.5% as compared to 1Q 2025 due to lower transportation and facility transaction volumes. Transportation volumes remain lower as detailed in the Cass Freight Index®. The Company expects facility invoice volumes to increase over prior year quarters in 4Q 2026 as new clients are onboarded. 8.36M 8.10M Q1'25 Q1'26 4.23M 4.04M Q1'25 Q1'26 $16.5M $15.7M Q1'25 Q1'26 Processing Fees and Transaction Volumes TRANSPORTATION INVOICE VOLUMES FACILITY INVOICE VOLUMES PROCESSING FEES 5

www.cassinfo.com | ©2026 Cass Information Systems | $1.07B $1.17B Q1'25 Q1'26 Transportation dollar volumes increased 4.5% over 1Q 2025, due to the average dollars per transaction increasing 7.8%, partially offset by transaction volumes declining 3.1%. The average dollars per transaction increased due to increasing freight rates, as well as the impact of tariffs. Facility dollar volumes increased 7.4% over 1Q 2025 due to the average dollars per transaction increasing 12.4%, partially offset by transaction volumes declining 4.4%. The average dollars per transaction increased primarily due to rising energy prices. As a result of rising freight rates and energy prices, average accounts and drafts payable increased $100.1 million, or 9.3%, as compared to 1Q 2025, which positively impacts interest income as these funds are invested in cash and investment securities. Dollar Volumes and Accounts and Drafts Payable $8.64B $9.03B $1,034 $1,115 900 1000 1100 1200 1300 1400 1500 Q1'25 Q1'26 $5.82B $6.25B $1,378 $1,549 900 1100 1300 1500 1700 1900 Q1'25 Q1'26 TRANSPORTATION DOLLAR VOLUMES & $/INVOICE FACILITY DOLLAR VOLUMES & $/INVOICE 6 AVERAGE ACCOUNTS & DRAFTS PAYABLE

Financial Fees and Payments in Advance of Funding

Financial fees increased $470,000, or 4.7%, from 1Q 2025. The Company experienced an increase in demand for its quick solutions to freight carriers during the quarter and continues to focus on strategies intended to increase overall adoption of its Amplify solution to carriers.

Average payments in advance of funding increased $3.4 million, or 2.0% from 1Q 2025. The increase was primarily driven by the 4.5% increase in transportation dollar volumes.

The percentage of transportation paid dollars advanced to freight carriers increased 46 basis points from 1Q 2025. The increase was driven by a recent higher level of demand for the Company's quick pay solutions due to adoption strategies and market conditions.

FINANCIAL FEES



$10.0M
$10.4M
Q1'25
Q1'26

AVERAGE PAYMENTS IN ADVANCE OF FUNDING



$173.6M
$177.0M
Q1'25
Q1'26

PERCENTAGE OF TRANSPORTATION PAID DOLLARS ADVANCED



6.68%
7.14%
Q1'25
Q1'26

www.cassinfo.com | ©2026 Cass Information Systems | 7

www.cassinfo.com | ©2026 Cass Information Systems | Net interest income increased $1.9 million, or 10.1%, from 1Q 2025 driven by a higher net interest margin (NIM) and an increase in average interest-earning assets of $110.2 million, or 5.2%. The NIM improved 20 basis points from 1Q 2025 to 3.95% largely driven by increases in the average yield on loans and investment securities of 20 and 83 basis points, respectively, combined with a decline in the average cost of total deposits of 15 basis points. The Company generally benefits from a higher interest rate environment due to a large percentage of its funding sources being non-interest bearing. Net Interest Income / Margin NET INTEREST INCOME AVERAGE INTEREST-EARNING ASSETS NET INTEREST MARGIN $19.3M $21.2M Q1'25 Q1'26 $2.10B $2.21B Q1'25 Q1'26 3.75% 3.95% Q1'25 Q1'26 8

www.cassinfo.com | ©2026 Cass Information Systems | Loans increased $27.5 million, or 2.6%, as compared to December 31, 2025, driven by increases in C&I and equipment leases. The Company expects to achieve overall loan growth of 6-8% during full year 2026. The Company’s loan yield improved to 5.81% during 1Q 2026 as compared to 5.61% during 1Q 2025. The loan yield for 1Q 2026 was positively impacted by 7 basis points as a result of the full payoff of a non-performing loan. Loans and Loan Yield 9 Portfolio Composition 3/31/25 6/30/25 9/30/25 12/31/25 3/31/26 Franchise $258.5 $260.3 $249.9 $235.7 $233.1 Faith-Based 403.5 410.9 407.1 397.6 396.8 Leases 124.3 111.7 123.6 119.2 123.9 Other C&I 229.5 211.6 196.3 198.2 220.9 Other CRE 126.0 122.5 111.5 110.5 114.1 Ending Loans $1,141.8 $1,117.0 $1,088.3 $1,061.2 $1,088.7 Loan Yield 5.61% 5.64% 5.66% 5.69% 5.81% ACL/Loans 1.25% 1.28% 1.29% 1.28% 1.27% Net Charge-Offs - - - - - Non-Performing Loans/Loans - 0.30% 0.65% 0.66% 0.29% Franchise 21% Faith-Based 37% Leases 11% Other C&I 20% Other CRE 11% PORTFOLIO COMPOSITION (3/31/26) ($$ in millions)

www.cassinfo.com | ©2026 Cass Information Systems | Average deposits increased $36.6 million, or 3.5% as compared to 1Q 2025. Average total deposit cost declined 15 basis points to 1.47% during 1Q2026 driven by the reduction in short-term interest rates when comparing the periods. The Company is primarily focused on strategies to achieve high single digit growth in CassPay deposits on an annual basis. Deposits and Deposit Cost 10 AVERAGE DEPOSITS AVERAGE TOTAL DEPOSIT COST $1.03B $1.07B Q1'25 Q1'26 1.62% 1.47% Q1'25 Q1'26 AVERAGE DEPOSITS (3/31/26) Faith-Based 30% CassPay 26% Other 44%

Loans & Securities *(book value)* Repricing or Maturity

Total Loans at March 31, 2026							
	Repricing or Maturity Term					Rate Structure	
	1 Year or Less	> 1 to 3 Years	>3 to 5 Years	> 5 Years	Total	Floating Rate	Fixed Rate
Commercial and Industrial:							
Franchise	20,601	28,915	12,604	170,968	233,088	20,592	212,496
Leases	3,547	49,789	49,934	21,161	124,431	-	124,431
Other	106,278	39,457	57,723	16,896	220,354	84,587	135,767
Total C&I	130,426	118,161	120,261	209,025	577,873	105,179	472,694
Real Estate:							
Faith-based CRE	117,342	98,563	109,229	71,616	396,750	29,210	367,540
Commercial	47,208	36,225	26,732	1,926	112,091	30,163	81,928
Other	-	51	-	1,965	2,016	-	2,016
Total real estate	164,550	134,839	135,961	75,507	510,857	59,373	451,484
Total loans	294,976	253,000	256,222	284,532	1,088,730	164,552	924,178
% of total	27%	23%	24%	26%	100%	15%	85%
Weighted-average coupon rate	5.66%	5.20%	5.79%	5.75%			

Total Investment Securities (Book Value) at March 31, 2026							
	Maturity and Projected Principal Cash Flow					Rate Structure	
	1 Year or Less	> 1 to 3 Years	>3 to 5 Years	> 5 Years	Total	Floating Rate	Fixed Rate
Mortgage-backed	73,292	125,635	96,152	240,413	535,492	-	535,492
State and political	36,774	15,465	66,225	117,934	236,398	-	236,398
Corporate	3,000	6,240	21,591	-	30,831	5,950	24,881
Asset-backed	3,658	6,083	4,538	8,035	22,314	22,314	-
Total investment securities	116,724	153,423	188,506	366,382	825,035	28,264	796,771
% of total	14%	19%	23%	44%	100%	3%	97%

Cass Information Systems, Inc.
www.cassinfo.com | ©2026 Cass Information Systems | 11

Expenses

Total operating expenses were $38.2 million as compared to $35.5 million in 1Q2025. Operating expense for 1Q2025 includes a $2.0 million recovery of bad debt. Excluding the impact of this item, adjusted total operating expense was up 1.8% as compared to $37.5 million during 1Q2025.

Personnel expenses were flat as compared to 1Q 2025. The Company's consolidation within its Facilities division and continued expanded utilization of AI-enabled systems resulted in a 7.9% decline in average FTEs from 1Q2025 to 1Q2026.

The Company believes it can keep adjusted total operating expense levels to 2.0% or less for the remaining quarters in 2026.

AVERAGE FTEs


1,002
985
958
939
923
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26

TOTAL OPERATING EXPENSES


$35.5M
$38.2M
Q1'25
Q1'26

ADJUSTED OPERATING EXPENSES[1]


$37.5M
$38.2M
Q1'25
Q1'26

PERSONNEL EXPENSES


$27.3M
$27.8M
$27.6M
$27.4M
$27.3M
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26

[1] Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this presentation.

Cass Information Systems, Inc.
www.cassinfo.com | ©2026 Cass Information Systems | 12

www.cassinfo.com | ©2026 Cass Information Systems | Prudent Stewards of Capital SHAREHOLDER RETURNS The company remains a consistent dividend payer and grower, paying regularly scheduled cash dividends since 1934. In addition, the Company repurchased 64,802 shares of common stock during the current quarter, resulting in a total cash return to shareholders of $7.0 million. The Company anticipates further repurchases in coming quarters with an overall objective of maintaining a leverage ratio of approximately 10%. Future levels of repurchases will depend on market conditions, earnings, balance sheet growth and potential acquisition opportunities. 13 $4.2M $4.1M $4.1M $4.1M $4.1M $5.1M $5.9M $6.7M $8.3M $2.9M Q1 '25 Q2 '25 Q3 '25 Q4 '25 Q1'26 Dividends Share Buybacks Tier 1 leverage ratio at 3/31/26 10.05% Common equity tier 1 risk-based ratio at 3/31/26 14.80% Tier 1 risk-based ratio at 3/31/26 14.80% Total risk-based ratio at 3/31/26 15.63% $12.4M $10.8M $10.0M $9.3M $7.0M

www.cassinfo.com | ©2026 Cass Information Systems | Compelling Opportunities for Future Value Creation Driving efficiency and improved results in data ingestion and client relations functions through AI Net interest income and margin growth as freight rates and energy prices rise and fixed rate interest-earning assets reprice in higher interest rate environment Opportunity to grow payment float and processing fees on Facility side given compelling value proposition to large companies Development of full product suite in Transportation with respect to freight audit and payment and supply chain finance provides a competitive advantage Highly efficient Bank with growth opportunities in all niche business lines Strong capital levels support growth initiatives and/or return to shareholders 14

www.cassinfo.com | ©2026 Cass Information Systems | Appendix 15

www.cassinfo.com | ©2026 Cass Information Systems | Use of Non-GAAP Financial Measures Certain of the financial measures and ratios the Company presents, including “adjusted net income from continuing operations,” “adjusted diluted earnings per share from continuing operations,” and “adjusted total operating expense from continuing operations,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that the Company believes are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. The Company believes that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of the Company’s performance. The non-GAAP financial measures the Company presents may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing the Company’s performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables. 16

www.cassinfo.com | ©2026 Cass Information Systems | Reconciliation of GAAP to Non-GAAP Financial Information 17 03/31/26 12/31/25 09/30/25 06/30/25 03/31/25 Net income from continuing operations (GAAP) $ 8,739 $ 8,189 $ 9,212 $ 5,160 $ 8,551 Adjustments: (Gain) loss on sale of investment securities (5) (38) (4) 3,558 18 Bad debt (recovery) expense - - - - (2,000) Restructuring expense - 1,131 - - - Tax effect 1 (272) 1 (884) 493 Adjusted net income from continuing operations (Non- GAAP) $ 8,735 $ 9,010 $ 9,209 $ 7,834 $ 7,062 Diluted earnings per share from continuing operations (GAAP) $ 0.66 $ 0.62 $ 0.69 $ 0.38 $ 0.63 Adjusted diluted earnings per share from continuing operations (Non-GAAP) $ 0.66 $ 0.68 $ 0.69 $ 0.58 $ 0.52 Three Months Ended

www.cassinfo.com | ©2026 Cass Information Systems | Reconciliation of GAAP to Non-GAAP Financial Information (continued) 18 03/31/26 12/31/25 09/30/25 06/30/25 03/31/25 Total operating expense from continuing operations (GAAP) $ 38,218 $ 39,901 $ 38,441 $ 38,119 $ 35,530 Adjustments: Bad debt recovery - - - - 2,000 Restructuring expense - (1,131) - - - Adjusted total operating expense from continuing operations (Non-GAAP) $ 38,218 $ 38,770 $ 38,441 $ 38,119 $ 37,530 Three Months Ended